Exhibit 99.1

CONTACT:	Jason Koval
(914) 640-4429
FOR IMMEDIATE RELEASE
April 24, 2008
STARWOOD REPORTS STRONG FIRST QUARTER 2008 RESULTS
WHITE PLAINS, NY, April 24, 2008 - Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported strong first quarter 2008 financial results.
First Quarter 2008 Highlights
▪	Excluding special items, EPS from continuing operations was $0.44. Including special items, EPS from continuing operations was $0.42.

▪	Excluding special items, income from continuing operations was $83 million. Income from continuing operations, including special items, was $79 million.

▪	Total Company Adjusted EBITDA was $255 million.

▪	Worldwide System-wide REVPAR for Same-Store Hotels increased 8.4% compared to the first quarter of 2007. System-wide REVPAR for Same-Store Hotels in North America increased 2.9%.

▪	Management and franchise revenues increased 17.7% when compared to 2007.

▪	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 9.7% compared to the first quarter of 2007. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 8.2%.

▪	Margins at Starwood branded Same-Store Owned Hotels Worldwide and in North America were flat when compared to the first quarter of 2007.

▪	Reported revenues from vacation ownership and residential sales decreased 16.8% when compared to 2007.

▪	The Company signed 43 hotel management and franchise contracts in the quarter representing approximately 13,000 rooms.

▪	During the first quarter, the Company repurchased approximately 6.1 million shares at a cost of $277 million.

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the first quarter of 2008 of $0.42 compared to $0.56 in the first quarter of 2007. Excluding special items, EPS from continuing operations was $0.44 for the first quarter of 2008 compared to $0.48 in the first quarter of 2007. Excluding special items, the effective income tax rate in the first quarter of 2008 was 28.7% compared to 35.7% in the same period of 2007 primarily due to various tax planning initiatives.
Income from continuing operations was $79 million in the first quarter of 2008 compared to $123 million in 2007. Excluding special items, which net to a $4 million charge in 2008 and a $19 million benefit in 2007, income from continuing operations was $83 million for the first quarter of 2008 compared to $104 million in 2007.
Net income was $32 million and EPS was $0.17 in the first quarter of 2008, compared to net income of $122 million and EPS of $0.56 in the first quarter of 2007. The 2008 results were adversely affected by a $47 million tax charge to discontinued operations as a result of a 2008 administrative tax ruling for an unrelated taxpayer that impacts the tax liability associated with the 1998 disposition of a business.
Frits van Paasschen, CEO, said, “Starwood has again beaten expectations due to our strong global presence and leading upper upscale and luxury platform. While domestic REVPAR growth slowed in the quarter, our international divisions continued to experience robust demand and delivered REVPAR growth of 15.5%. With 55% of our 120,000 room pipeline to be built outside of the US, we continue to expand our lead in international markets with strong new unit growth expected over the coming years. Our global portfolio of branded owned hotels also performed well, delivering world-wide REVPAR growth of 9.7%. Finally, we continue to reduce our share count, buying back 6.1 million shares in the quarter.”
Operating Results
First Quarter Ended March 31, 2008
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels increased 8.4% compared to the first quarter of 2007, including 17.5% in Africa & the Middle East, 16.3% in Asia Pacific, 15.3% in Europe, 9.1% in Latin America, and 2.9% in North America. Worldwide System-wide REVPAR increases for Same-Store Hotels by brand were: Le Méridien 16.8%, St. Regis/Luxury Collection 9.3%, Four Points 8.6%, Sheraton 7.6%, W Hotels 6.3%, and Westin 5.8%.
Management fees, franchise fees and other income were $210 million, up $18 million, or 9.4%, from the first quarter of 2007. Management fees grew 15.4% to $105 million and franchise fees grew 18.2% to $39 million.
Approximately 55% of the Company’s management and franchise fees are generated in markets outside the United States.
During the first quarter of 2008, the Company signed 43 hotel management and franchise contracts representing approximately 13,000 rooms of which 39 were new builds and 4 were conversions from other brands. At March 31, 2008, the Company had approximately 500 hotels in the active pipeline representing over 120,000 rooms, driven by strong interest in all Starwood brands. Of these rooms, almost 70% are in the upper upscale/luxury segment and over half are outside North America.
During the first quarter of 2008, 10 new hotels and resorts (representing approximately 5,000 rooms) entered the system, including the Sheraton Denver (Denver, Colorado, 1,225 rooms) and Sheraton Dallas (Dallas, Texas, 1,840 rooms). Seven properties (representing approximately 2,000 rooms) were removed from the system during the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 9.7%. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 8.2%. Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 2.9%, excluding the impact of foreign exchange, and as reported, in US dollars, branded Same-Store Owned Hotel REVPAR increased 12.3%.
Revenues at Starwood branded Same-Store Owned Hotels in North America increased 6.3% while costs and expenses increased 6.2% when compared to 2007. Margins at these hotels increased 6 basis points.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 8.0% while costs and expenses increased 8.2% when compared to 2007. Margins at these hotels decreased 9 basis points.
Approximately 45% of Starwood’s Owned Hotel earnings (before depreciation) is generated from outside the United States.
Revenues at owned, leased and consolidated joint venture hotels were $560 million when compared to $559 million in 2007. Reported revenues and operating income were impacted by the sale and closing of 11 hotels since the beginning of the first quarter of 2007. These hotels had no revenues and expenses in 2008 as compared to $48 million of revenues and $36 million of expenses (before depreciation) in the same quarter of 2007.
Vacation Ownership
Total vacation ownership reported revenues decreased 16.2% to $191 million when compared to 2007. Reported revenues are significantly impacted by the timing of the recognition of deferred revenues under percentage of completion accounting for projects under construction. During the first quarter of 2008, the Company was actively selling vacation ownership interests at 17 resorts and is also in the predevelopment phase of several other new vacation ownership resorts in California, Colorado, Hawaii, and Mexico.
Originated contract sales of vacation ownership intervals decreased 6.9% primarily due to the sellout of the Company’s Westin Ka’anapali Ocean Resort North in Maui. The impact in Hawaii was partly offset by stronger results in Orlando driven by higher tour flow and close rates. The average price per vacation ownership unit sold decreased 14.2% to approximately $24,000, driven by a reduction in the average sales price in Hawaii as the Company shifted to sales of lower priced inventory at the Westin Princeville Resort in Kauai. The number of contracts signed increased 8.8% when compared to 2007.

Vacation ownership results were well ahead of the Company’s expectations for the first quarter, primarily due to the favorable product mix of units sold, timing of expenses and other items that were realized earlier than expected. The Company expects that full year 2008 results will be in line with the Company’s prior guidance.
Conditions remain uncertain in the asset backed securities market. We continue to expect that we will complete a sale of vacation ownership notes receivable before the end of 2008. However, given market conditions, we are now assuming the gain from this sale to be $30 million to $35 million, down $10 million from prior expectations.
Residential
During the first quarter of 2008, the Company’s residential revenues were $2 million compared to $4 million in the prior year as our residential inventory at the St. Regis New York is substantially sold out.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 15.5% to $134 million compared to the first quarter of 2007. The increase was primarily due to the impact of foreign currency exchange rates and two items that benefited 2007; the reversal of workers compensation reserves and the reversal of a performance guarantee liability that was eliminated.
Asset Sales
During the first quarter of 2008, the Company entered into purchase and sale agreements for the sale of four wholly-owned hotels. The expected sales proceeds from these sales, which are expected to close later in 2008, are $269 million.
Capital
Gross capital spending during the quarter included approximately $57 million in renovations of hotel assets including construction capital at the Sheraton Suites Philadelphia, W Times Square, aloft Philadelphia, aloft Lexington and Element Lexington. Investment spending on gross vacation ownership interest (“VOI”) inventory was $106 million, which was offset by cost of sales of $39 million associated with VOI sales during the quarter. The inventory spend included VOI construction at the Sheraton Vistana Villages in Orlando, the Westin St. John Resort and Villas in the Virgin Islands, the Westin Riverfront Resort in Avon, Colorado, and the Westin Lagunamar Ocean Resort in Cancun, as well as construction costs at the St. Regis Bal Harbour Resort in Miami Beach.
Share Repurchase
During the first quarter of 2008, the Company repurchased approximately 6.1 million shares at a total cost of approximately $277 million. At March 31, 2008, approximately $316 million remained available under the Company’s previously approved share repurchase authorization. Starwood had approximately 189 million shares outstanding (including partnership units) at March 31, 2008.
Dividend
The Company paid a dividend of $0.90 per share on January 11, 2008 to holders of record on December 31, 2007. This represents a 7% increase over the prior year dividends.

Balance Sheet
At March 31, 2008, the Company had total debt of $4.115 billion and cash and cash equivalents (including $248 million of restricted cash) of $462 million, or net debt of $3.653 billion, compared to net debt of $3.229 billion at the end of 2007.
At March 31, 2008, debt was approximately 43% fixed rate and 57% floating rate and its weighted average maturity was 3.8 years with a weighted average interest rate of 5.3%. The Company had cash (including total restricted cash) and availability under the domestic and international revolving credit facility of approximately $1.352 billion.
In April 2008, $375 million of the revolving credit facility that was to expire on April 27, 2008 was converted to a term loan that matures in April 2010, with a Company option to extend until February 2011 as long as certain conditions are satisfied. The amount available under the revolving credit facility was reduced by $375 million.
Outlook
While overall lodging trends are currently strong, uncertainty surrounding the U.S. economic environment and its impact on travel patterns continues to make it difficult to predict future results.
For the full year 2008:
▪	Assuming a REVPAR growth range at Same-Store Company Operated Hotels worldwide of 8% to 10% and a REVPAR growth range at Branded Same-Store Company Owned Hotels in North America of 4% to 6%:
▪	Adjusted EBITDA would be between $1.250 billion and $1.300 billion.

▪	EPS before special items would be between $2.40 and $2.58.

▪	North America Same-Store Branded Owned Hotel EBITDA growth of 0% to 7% versus 2007 with margin changes between negative 50 basis points and positive 50 basis points.

▪	Management and franchise revenue growth between 12% and 14%.

▪	Operating income from our vacation ownership and residential business will decline $40 million to $60 million versus 2007 (including potential gains on sale of vacation ownership notes receivable of $30 million to $35 million in the fourth quarter of 2008).

▪	Income from continuing operations before special items would be between $452 million and $486 million reflecting an effective tax rate of 33%.
▪	Full year capital expenditures (excluding vacation ownership and residential inventory) would be approximately $500 million, including $300 million for maintenance, renovation and technology and $200 million for other growth initiatives. Additionally, net capital expenditures for vacation ownership and residential inventory, including Bal Harbour, would be approximately $275 million.

▪	Full year depreciation and amortization would be approximately $355 million.

▪	Full year interest expense would be approximately $220 million and cash taxes of approximately $200 million.

▪	Full year weighted average diluted shares outstanding of 188 million.

▪	The Company expects to open approximately 80 to 100 hotels (representing approximately 20,000 rooms) in 2008 and is targeting signing over 200 hotel management and franchise contracts in 2008.
For the three months ended June 30, 2008:
▪	Adjusted EBITDA is expected to be $285 million to $295 million assuming:
▪	REVPAR growth at Same-Store Company Operated Hotels worldwide of 10% to 12%.

▪	REVPAR growth at Branded Same-Store Owned Hotels in North America of 5% to 7%.

▪	North America Branded Same Store Owned Hotel EBITDA growth of 0% to 5% with margin changes of approximately 0 to negative 50 basis points.

▪	Growth from management and franchise revenues of 12% to 14%.

▪	Operating income from our vacation ownership and residential business will be down $50 million to $55 million.
▪	Income from continuing operations, before special items, is expected to be approximately $95 million to $102 million, reflecting an effective tax rate of 33%.

▪	EPS before special items is expected to be approximately $0.50 to $0.54.

Special Items
The Company recorded net charges of $4 million (after-tax) for special items in the first quarter of 2008 compared to $19 million of net credits (after-tax) in the same period of 2007.
Special items in the first quarter of 2008 primarily relate to severance and related costs in connection with the reorganization of certain divisions and the consolidation of certain offices and sales centers.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

	Three Months Ended
	March 31,
	2008	2007
Income from continuing operations before special items	$83	$104

EPS before special items	$0.44	$0.48

Special Items
Restructuring and other special (charges) credits, net (a)	(9)	2
(Loss)/gain on asset dispositions and impairments, net (b)	(1)	11

Total special items — pre-tax	(10)	13
Income tax benefit for special items (c)	6	2
Reserves and credits associated with tax matters (d)	—	4

Total special items — after-tax	(4)	19

Income from continuing operations	$79	$123

EPS including special items	$0.42	$0.56

(a)	During the three months ended March 31, 2008, the Company recorded a restructuring charge associated with the reorganization of certain divisions and the consolidation of certain sites including severance, lease termination fees and the write-off of leasehold improvements. During 2007, the Company recorded the reversal of costs and refund of insurance payments related to a retired executive.

(b)	For the three months ended March 31, 2008, primarily reflects impairment charges for a hotel expected to be sold in the second quarter of 2008. For the three months ended March 31, 2007, primarily reflects the gain on the sale of one hotel.

(c)	In 2008, benefit relates to the reduction of valuation allowance for capital losses that are expected to be utilized prior to expiration and tax benefits at the statutory rate for the restructuring charges discussed in (a). In 2007, represents a tax benefit on the sale of one hotel due to the utilization of capital losses.

(d)	Income tax benefit relates to adjustments to deferred taxes associated with deferred gains on previous hotel sales.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Starwood will be conducting a conference call to discuss the first quarter financial results at 10:30 a.m. (EST) today at (913) 312-0384. The conference call will be available through simultaneous webcast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 12:30 p.m. (EST) today through Thursday, May 1 at 12:00 midnight (EST)

on both the Company’s website and via telephone replay at (719) 457-0820 (access code 3588734).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. All references to “close rates” refer to the percentage of tours converted to actual sales of vacation ownership intervals. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.
All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.

All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 900 properties in more than 100 countries and 155,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and Element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR (866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions, including the duration and severity of any global or regional economic downturns, the availability of financing alternatives at acceptable terms, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions, and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership and residential units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended
	March 31,
			%
	2008	2007	Variance
Revenues
Owned, leased and consolidated joint venture hotels	$560	$559	0.2
Vacation ownership and residential sales and services	193	232	(16.8)
Management fees, franchise fees and other income	210	192	9.4
Other revenues from managed and franchised properties (a)	503	448	12.3

	1,466	1,431	2.5
Costs and Expenses
Owned, leased and consolidated joint venture hotels	438	436	(0.5)
Vacation ownership and residential	158	179	11.7
Selling, general, administrative and other	134	116	(15.5)
Restructuring and other special charges (credits), net	9	(2)	n/m
Depreciation	71	67	(6.0)
Amortization	7	6	(16.7)
Other expenses from managed and franchised properties (a)	503	448	(12.3)

	1,320	1,250	(5.6)
Operating income	146	181	(19.3)
Equity earnings and gains and losses from unconsolidated ventures, net	6	12	(50.0)
Interest expense, net of interest income of $2 and $7	(47)	(32)	(46.9)
(Loss)/gain on asset dispositions and impairments, net	(1)	11	n/m

Income from continuing operations before taxes and minority equity	104	172	(39.5)
Income tax expense	(26)	(51)	49.0
Minority equity in net loss	1	2	(50.0)

Income from continuing operations	79	123	(35.8)
Discontinued Operations:
Net loss on dispositions	(47)	(1)	n/m

Net income	$32	$122	(73.8)

Earnings (Loss) Per Share — Basic
Continuing operations	$0.43	$0.58	(25.9)
Discontinued operations	(0.26)	—	n/m

Net income	$0.17	$0.58	(70.7)

Earnings (Loss) Per Share — Diluted
Continuing operations	$0.42	$0.56	(25.0)
Discontinued operations	(0.25)	—	n/m

Net income	$0.17	$0.56	(69.6)

Weighted average number of Shares	184	211

Weighted average number of Shares assuming dilution	189	219

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m	= not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	March 31,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$214	$162
Restricted cash	240	196
Accounts receivable, net of allowance for doubtful accounts of $48 and $50	625	616
Inventories	804	714
Prepaid expenses and other	163	136

Total current assets	2,046	1,824
Investments	425	423
Plant, property and equipment, net	3,840	3,850
Assets held for sale (a)	101	—
Goodwill and intangible assets, net	2,295	2,302
Deferred tax assets	747	729
Other assets (b)	519	494

	$9,973	$9,622

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (c)	$4	$5
Accounts payable	190	201
Accrued expenses	1,152	1,175
Accrued salaries, wages and benefits	317	405
Accrued taxes and other	376	315

Total current liabilities	2,039	2,101
Long-term debt (c)	4,111	3,590
Deferred tax liabilities	29	28
Other liabilities	1,826	1,801

	8,005	7,520
Minority interest	25	26
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 188,623,936 and 190,998,585 shares at March 31, 2008 and December 31, 2007, respectively	2	2
Additional paid-in capital	679	868
Accumulated other comprehensive loss	(123)	(147)
Retained earnings	1,385	1,353

Total stockholders’ equity	1,943	2,076

	$9,973	$9,622

(a)	Includes four hotels expected to be sold in 2008.

(b)	Includes restricted cash of $8 million at March 31, 2008 and December 31, 2007, respectively.

(c)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $606 million and $572 million at March 31, 2008 and December 31, 2007, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

	Three Months Ended
	March 31,
			%
	2008	2007	Variance
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$32	$122	(73.8)
Interest expense(a)	54	43	25.6
Income tax expense(b)	73	52	40.4
Depreciation(c)	78	74	5.4
Amortization (d)	8	7	14.3

EBITDA	245	298	(17.8)
Loss (Gain) on asset dispositions and impairments, net	1	(11)	n/m
Restructuring and other special charges (credits), net	9	(2)	n/m

Adjusted EBITDA	$255	$285	(10.5)

(a)	Includes $5 million and $4 million of interest expense related to unconsolidated joint ventures for the three months ended March 31, 2008 and 2007, respectively.

(b)	Includes $47 million and $1 of tax expense recorded in discontinued operations for the three months ended March 31, 2008 and 2007, respectively.

(c)	Includes $7 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended March 31, 2008 and 2007, respectively.

(d)	Includes $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended March 31, 2008 and 2007, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions, except per share data)
Low Case

Three Months Ended		Year Ended
June 30, 2008		December 31, 2008
$95	Net income	$448
55	Interest expense	220
48	Income tax expense	217
87	Depreciation and amortization	355

285	EBITDA	1,240
—	Loss on asset disposition and impairments, net	1
—	Restructuring and other special charges, net	9

$285	Adjusted EBITDA	$1,250

Three Months Ended		Year Ended
June 30, 2008		December 31, 2008
$95	Income from continuing operations before special items	$452

$0.50	EPS before special items	$2.40

	Special Items
—	Restructuring and other special charges, net	(9)
—	Loss on asset dispositions and impairments, net	(1)

—	Total special items — pre-tax	(10)
—	Income tax benefit on special items	6

—	Total special items — after-tax	(4)

$95	Income from continuing operations	$448

$0.50	EPS including special items	$2.38

High Case

Three Months Ended		Year Ended
June 30, 2008		December 31, 2008
$102	Net income	$482
55	Interest expense	220
51	Income tax expense	233
87	Depreciation and amortization	355

295	EBITDA	1,290
—	Loss on asset disposition and impairments, net	1
—	Restructuring and other special charges, net	9

$295	Adjusted EBITDA	$1,300

Three Months Ended		Year Ended
June 30, 2008		December 31, 2008
$102	Income from continuing operations before special items	$486

$0.54	EPS before special items	$2.58

	Special Items
—	Restructuring and other special charges, net	(9)
—	Loss on asset dispositions and impairments, net	(1)

—	Total special items — pre-tax	(10)
—	Income tax benefit on special items	6

—	Total special items — after-tax	(4)

$102	Income from continuing operations	$482

$0.54	EPS including special items	$2.56

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

	Three Months Ended
	March 31,
Same-Store Owned Hotels(1)			%
Worldwide	2008	2007	Variance
Revenue
Same-Store Owned Hotels	$515	$479	7.5
Hotels Sold or Closed in 2008 and 2007 (11 hotels)	—	48	n/m
Hotels Without Comparable Results (5 hotels)	45	32	40.6
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$560	$559	0.2

Costs and Expenses
Same-Store Owned Hotels	$404	$375	(7.7)
Hotels Sold or Closed in 2008 and 2007 (11 hotels)	—	36	n/m
Hotels Without Comparable Results (5 hotels)	33	25	(32.0)
Other ancillary hotel operations	1	—	n/m

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$438	$436	(0.5)

	Three Months Ended
	March 31,
Same-Store Owned Hotels			%
North America	2008	2007	Variance
Revenue
Same-Store Owned Hotels	$332	$314	5.7
Hotels Sold or Closed in 2008 and 2007 (11 hotels)	—	48	n/m
Hotels Without Comparable Results (3 hotels)	36	28	28.6

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$368	$390	(5.6)

Costs and Expenses
Same-Store Owned Hotels	$257	$243	(5.8)
Hotels Sold or Closed in 2008 and 2007 (11 hotels)	—	36	n/m
Hotels Without Comparable Results (3 hotels)	26	21	(23.8)

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$283	$300	5.7

	Three Months Ended
	March 31,
Same-Store Owned Hotels			%
International	2008	2007	Variance
Revenue
Same-Store Owned Hotels	$183	$165	10.9
Hotels Sold or Closed in 2008 and 2007 (0 hotels)	—	—	—
Hotels Without Comparable Results (2 hotels)	9	4	n/m
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$192	$169	13.6

Costs and Expenses
Same-Store Owned Hotels	$147	$132	(11.4)
Hotels Sold or Closed in 2008 and 2007 (0 hotels)	—	—	—
Hotels Without Comparable Results (2 hotels)	7	4	(75.0)
Other ancillary hotel operations	1	—	n/m

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$155	$136	(14.0)

(1)	Same-Store Owned Hotel Results exclude 11 hotels sold or closed in 2008 and 2007 and 5 hotels without comparable results.

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended March 31, 2008
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.
TOTAL HOTELS
REVPAR ($)	121.79	112.36	8.4%	116.30	113.03	2.9%	128.80	111.51	15.5%
ADR ($)	185.57	169.05	9.8%	175.44	166.44	5.4%	198.79	172.55	15.2%
Occupancy (%)	65.6%	66.5%	-0.9	66.3%	67.9%	-1.6	64.8%	64.6%	0.2

SHERATON
REVPAR ($)	104.38	97.01	7.6%	97.09	95.33	1.8%	113.37	99.07	14.4%
ADR ($)	161.28	147.50	9.3%	148.93	142.48	4.5%	176.77	153.93	14.8%
Occupancy (%)	64.7%	65.8%	-1.1	65.2%	66.9%	-1.7	64.1%	64.4%	-0.3

WESTIN
REVPAR ($)	138.64	131.02	5.8%	138.63	133.81	3.6%	138.68	123.26	12.5%
ADR ($)	205.22	189.99	8.0%	200.68	188.17	6.6%	219.00	195.71	11.9%
Occupancy (%)	67.6%	69.0%	-1.4	69.1%	71.1%	-2.0	63.3%	63.0%	0.3

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	233.58	213.80	9.3%	264.57	255.20	3.7%	211.10	183.82	14.8%
ADR ($)	365.13	330.24	10.6%	382.24	378.85	0.9%	350.86	292.51	19.9%
Occupancy (%)	64.0%	64.7%	-0.7	69.2%	67.4%	1.8	60.2%	62.8%	-2.6

LE MERIDIEN
REVPAR ($)	146.82	125.75	16.8%	195.10	189.29	3.1%	143.12	120.89	18.4%
ADR ($)	216.11	187.70	15.1%	292.73	271.11	8.0%	210.37	181.03	16.2%
Occupancy (%)	67.9%	67.0%	0.9	66.6%	69.8%	-3.2	68.0%	66.8%	1.2

W
REVPAR ($)	204.93	192.80	6.3%	199.24	192.73	3.4%	259.60	193.46	34.2%
ADR ($)	292.43	271.68	7.6%	278.22	264.68	5.1%	469.06	363.78	28.9%
Occupancy (%)	70.1%	71.0%	-0.9	71.6%	72.8%	-1.2	55.3%	53.2%	2.1

FOUR POINTS
REVPAR ($)	73.03	67.26	8.6%	68.49	65.19	5.1%	87.33	73.80	18.3%
ADR ($)	113.94	104.09	9.5%	107.91	100.74	7.1%	132.21	114.71	15.3%
Occupancy (%)	64.1%	64.6%	-0.5	63.5%	64.7%	-1.2	66.1%	64.3%	1.8

OTHER
REVPAR ($)	80.34	77.65	3.5%	80.34	77.65	3.5%
ADR ($)	153.46	147.17	4.3%	153.46	147.17	4.3%
Occupancy (%)	52.4%	52.8%	-0.4	52.4%	52.8%	-0.4

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended March 31, 2008
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2008	2007	Var.	2008	2007	Var.
TOTAL WORLDWIDE
REVPAR ($)	121.79	112.36	8.4%	137.96	125.90	9.6%
ADR ($)	185.57	169.05	9.8%	205.21	186.71	9.9%
Occupancy (%)	65.6%	66.5%	-0.9	67.2%	67.4%	-0.2

NORTH AMERICA
REVPAR ($)	116.30	113.03	2.9%	142.80	139.24	2.6%
ADR ($)	175.44	166.44	5.4%	206.15	196.52	4.9%
Occupancy (%)	66.3%	67.9%	-1.6	69.3%	70.9%	-1.6

EUROPE
REVPAR ($)	132.20	114.70	15.3%	144.91	123.51	17.3%
ADR ($)	223.36	192.00	16.3%	237.68	205.16	15.9%
Occupancy (%)	59.2%	59.7%	-0.5	61.0%	60.2%	0.8

AFRICA & MIDDLE EAST
REVPAR ($)	152.85	130.04	17.5%	153.96	131.18	17.4%
ADR ($)	213.22	184.02	15.9%	215.05	185.53	15.9%
Occupancy (%)	71.7%	70.7%	1.0	71.6%	70.7%	0.9

ASIA PACIFIC
REVPAR ($)	121.98	104.86	16.3%	115.90	97.32	19.1%
ADR ($)	185.34	159.19	16.4%	179.19	152.21	17.7%
Occupancy (%)	65.8%	65.9%	-0.1	64.7%	63.9%	0.8

LATIN AMERICA
REVPAR ($)	101.39	92.90	9.1%	109.95	101.90	7.9%
ADR ($)	150.16	141.00	6.5%	160.16	155.02	3.3%
Occupancy (%)	67.5%	65.9%	1.6	68.7%	65.7%	3.0

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended March 31, 2008
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2008	2007	Var.	2008	2007	Var.	2008	2007	Var.
	69 Hotels			37 Hotels			32 Hotels
TOTAL HOTELS
REVPAR ($)	160.70	146.97	9.3%	167.94	155.78	7.8%	148.74	132.42	12.3%
ADR ($)	235.07	214.30	9.7%	243.62	223.16	9.2%	220.62	198.93	10.9%
Occupancy (%)	68.4%	68.6%	-0.2	68.9%	69.8%	-0.9	67.4%	66.6%	0.8

Total Revenue	514,903	478,749	7.6%	331,950	313,980	5.7%	182,953	164,769	11.0%
Total Expenses	404,617	375,107	7.9%	257,143	242,620	6.0%	147,474	132,487	11.3%

	60 Hotels			28 Hotels			32 Hotels
BRANDED HOTELS
REVPAR ($)	170.04	155.03	9.7%	185.52	171.46	8.2%	148.74	132.42	12.3%
ADR ($)	242.14	220.14	10.0%	256.73	234.15	9.6%	220.62	198.93	10.9%
Occupancy (%)	70.2%	70.4%	-0.2	72.3%	73.2%	-0.9	67.4%	66.6%	0.8

Total Revenue	486,252	450,098	8.0%	303,299	285,329	6.3%	182,953	164,769	11.0%
Total Expenses	374,822	346,531	8.2%	227,348	214,044	6.2%	147,474	132,487	11.3%

(1)	Hotel Results exclude 11 hotels sold and 5 hotels without comparable results during 2007 & 2008

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended March 31, 2008
UNAUDITED ($ millions)

	Worldwide
	2008	2007	$ Variance	% Variance
Management Fees:
Base Fees	68	62	6	9.7%
Incentive Fees	37	29	8	27.6%

Total Management Fees	105	91	14	15.4%

Franchise Fees	39	33	6	18.2%

Total Management & Franchise Fees	144	124	20	16.1%

Other Management & Franchise Revenues (1)	29	23	6	26.1%

Total Management & Franchise Revenues	173	147	26	17.7%

Other (2)	37	45	(8)	-17.8%

Management Fees, Franchise Fees & Other Income	210	192	18	9.4%

(1)	Other Management & Franchise Fees primarily includes the amortization of deferred gains of approximately $21 million in 2008 and $20 million in 2007 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Amount includes revenues from the Company’s Bliss spa and product business and other miscellaneous revenue. In 2007, other includes $18 million of income earned from the Company’s carried interest in the Westin Boston Waterfront Hotel which was earned when the hotel was sold by its owners in January 2007.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended March 31, 2008
UNAUDITED ($ millions)

	2008	2007	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	163	175	(6.9%)
Other Sales and Services Revenues (2)	54	44	22.7%
Deferred Revenues — Percentage of Completion	(24)	5	n/m
Deferred Revenues — Other (3)	(2)	4	n/m

Vacation Ownership Sales and Services Revenues	191	228	(16.2%)
Residential Sales and Services Revenues	2	4	(50.0%)

Total Vacation Ownership & Residential Sales and Services Revenues	193	232	(16.8%)

Originated Sales Expenses (4) — Vacation Ownership Sales	117	114	(2.6%)
Other Expenses (5)	46	49	6.1%
Deferred Expenses — Percentage of Completion	(13)	3	n/m
Deferred Expenses — Other	5	8	37.5%

Vacation Ownership Expenses	155	174	10.9%
Residential Expenses	3	5	40.0%

Total Vacation Ownership & Residential Expenses	158	179	11.7%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per SFAS No. 152.
n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Hotels without Comparable Results & Other Selected Items
As of March 31, 2008
UNAUDITED ($ millions)
Properties without comparable results in 2008:

Property	Location
Westin Peachtree	Atlanta, GA
Westin St. John Resort & Villas	St. John, Virgin Islands
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Sheraton Fiji Resort	Nadi, Fiji
Westin Denarau Island Resort & Spa	Nadi, Fiji
Properties sold or closed in 2007 and 2008:

Property	Location
Westin Fort Lauderdale	Ft. Lauderdale, FL
Days Inn City Center	Portland, OR
Sheraton Nashua Hotel	Nashua, NH
Four Points by Sheraton Denver Cherry Creek	Denver, CO
Sheraton Bal Harbour Beach Resort	Bal Harbour, FL
Sheraton Edison	Edison, NJ
Four Points Hyannis	Hyannis, MA
Four Points Portland	Portland, OR
Sheraton South Portland	Portland, ME
Westin Galleria	Houston, TX
Westin Oaks	Houston, TX
Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $248 million)	$462
Debt	$4,115
Revenues and Expenses Associated with Assets Sold or Closed in 2007 and 2008 (1):

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold or Closed in 2007:
2007
Revenues	$48	$39	$24	$10	$121
Expenses (excluding depreciation)	$36	$33	$18	$9	$96

Hotels Sold or Closed in 2008:
2008
Revenues	$—	$—	$—	$—	$—
Expenses (excluding depreciation)	$—	$—	$—	$—	$—

2007
Revenues	$—	$—	$—	$—	$—
Expenses (excluding depreciation)	$—	$—	$—	$—	$—

(1)	Results consist of 11 hotels sold or closed in 2007. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2007. To date, no hotels have been sold in 2008.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three Months Ended March 31, 2008
UNAUDITED ($ millions)

Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	57
Corporate/IT	25

Subtotal	82

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	28
Net capital expenditures for inventory (1)	67

Subtotal	95

Development Capital	20

Total Capital Expenditures	197

(1)	Represents gross inventory capital expenditures of $106 less cost of sales of $39 for the three months ended March 31, 2008.

Starwood Hotels & Resorts Worldwide, Inc.
2008 Divisional Hotel Inventory Summary by Ownership by Brand
March 31, 2008

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	10	5,134	8	1,727	5	2,713	2	821	25	10,395
Westin	5	2,849	5	1,068	3	902	1	273	14	5,092
Four Points	3	579	—	—	—	—	1	630	4	1,209
W	9	3,172	—	—	—	—	—	—	9	3,172
Luxury Collection	1	647	7	828	1	180	—	—	9	1,655
St. Regis	3	668	1	161	—	—	—	—	4	829
Other	9	2,308	—	—	—	—	—	—	9	2,308

Total Owned	40	15,357	21	3,784	9	3,795	4	1,724	74	24,660

Managed & UJV
Sheraton	46	30,947	69	20,507	14	2,751	51	18,518	180	72,723
Westin	49	26,768	14	3,796	—	—	15	5,432	78	35,996
Four Points	2	645	7	1,151	3	427	5	1,249	17	3,472
W	9	2,735	—	—	1	237	2	330	12	3,302
Luxury Collection	8	1,925	9	1,470	7	250	—	—	24	3,645
St. Regis	5	1,088	1	95	—	—	3	900	9	2,083
Le Meridien	5	734	67	16,450	1	130	22	5,802	95	23,116
Other	1	—	1	—	—	—	—	—	2	—

Total Managed & UJV	125	64,842	168	43,469	26	3,795	98	32,231	417	144,337

Franchised
Sheraton	150	45,412	26	6,459	8	2,207	14	5,651	198	59,729
Westin	45	15,851	5	1,989	3	600	7	1,939	60	20,379
Four Points	86	14,198	12	1,671	6	840	2	235	106	16,944
Luxury Collection	2	385	15	1,861	—	—	7	2,022	24	4,268
Le Meridien	5	1,553	11	3,890	1	213	4	2,392	21	8,048

Total Franchised	288	77,399	69	15,870	18	3,860	34	12,239	409	109,368

Systemwide
Sheraton	206	81,493	103	28,693	27	7,671	67	24,990	403	142,847
Westin	99	45,468	24	6,853	6	1,502	23	7,644	152	61,467
Four Points	91	15,422	19	2,822	9	1,267	8	2,114	127	21,625
W	18	5,907	—	—	1	237	2	330	21	6,474
Luxury Collection	11	2,957	31	4,159	8	430	7	2,022	57	9,568
St. Regis	8	1,756	2	256	—	—	3	900	13	2,912
Le Meridien	10	2,287	78	20,340	2	343	26	8,194	116	31,164
Other	10	2,308	1	—	—	—	—	—	11	2,308

Total Systemwide	453	157,598	258	63,123	53	11,450	136	46,194	900	278,365

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of March 31, 2008
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5),(6)	Buildout

Sheraton	8	6	7	2,781	307	1,394	4,482
Westin	12	5	6	1,149	314	1,070	2,533
St. Regis	2	2	2	51	12	—	63
The Luxury Collection	1	1	1	5	1	6	12
Unbranded	3	3	—	124	—	1	125

Total SVO, Inc.	26	17	16	4,110	634	2,471	7,215

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	40	238

Total including UJV’s	28	18	17	4,308	634	2,511	7,453

Total Intervals Including UJV’s (7)				224,016	32,968	130,572	387,556

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales, and an announced new resort, The Luxury Collection Residence Club at The Phoenician.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.